Co-Diagnostics, Inc. Announces Closing of $5.5 Million Registered Direct Offering

Salt Lake City, Utah – February 4, 2019 - Co-Diagnostics, Inc. (Nasdaq: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, today announced the closing of its previously announced offering. In a registered direct offering, Co-Diagnostics issued and sold 3,925,716 shares of its common stock at a price of $1.40 per share, for gross proceeds of approximately $5.5 million.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering. Maxim Group LLC acted as financial advisor to Co-Diagnostics, Inc.

Co-Diagnostics intends to use the net proceeds from this offering for expansion of existing initiatives in the infectious disease testing and agrigenomics verticals, to further develop and commercialize applications of its technology in the growing liquid biopsy and next-gen sequencing markets, to expand its sales efforts, and for working capital and other general corporate purposes.

The shares of common stock offered in the registered direct offering were offered and sold by Co-Diagnostics pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-226835), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (SEC) on September 7, 2018. The offering of the shares of common stock was made only by means of a prospectus supplement that forms a part of the registration statement. A final prospectus supplement and an accompanying base prospectus relating to the registered direct offering was filed with the SEC and is available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement and accompanying base prospectus may also be obtained from H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at 646-975-6996 or e-mail at placements @hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets a new, state-of-the-art diagnostics technology. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding the (i) use of funding proceeds, (ii) expansion of product distribution, (iii) acceleration of initiatives in liquid biopsy and SNP detection, (iv) use of the Company’s liquid biopsy tests by laboratories, (v) capital resources and runway needed to advance the Company’s products and markets, (vi) increased sales in the near-term, (vii) flexibility in managing the Company’s balance sheet, (viii) anticipation of business expansion, (ix) benefits in research and worldwide accessibility of the CoPrimer™ technology and its cost-saving and scientific advantages and (x) statements regarding the offering, the expected gross proceeds from the offering, the intended use of proceeds and the timing of the closing of the offering. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:

Andrew Benson

Co-Diagnostics Investor Relations

801-438-1036

investors@codiagnostics.com